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Exhibit 11   Computation of Earnings Per Share

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                          ------------------------------
                                                              1996               1995
                                                          -----------        -----------
PRIMARY EARNINGS PER SHARE:

     Weighted average and common equivalent shares         24,829,431         24,387,654
                                                          -----------        -----------
     Net income                                           $ 9,848,110        $ 6,611,558
                                                          ===========        ===========
     Net income per share                                 $      0.40        $      0.27
                                                          ===========        ===========

FULLY DILUTED

     Weighted average and common equivalent shares         24,829,431         24,387,654
                                                          -----------        -----------
     Net income                                           $ 9,848,110        $ 6,611,558
                                                          ===========        ===========
     Net income per share                                 $      0.40        $      0.27
                                                          ===========        ===========


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